Exhibit 10.28
AMENDMENT NUMBER TWO
to
LETTER OF INTENT (“LOI”)
DATED MARCH 23, 2007
And
AMENDMENT NUMBER ONE
DATED SEPTEMBER 13, 2007 (“AMENDMENT NUMBER ONE”)
by and between
FAGEN, INC. (“FAGEN”)
and
MINNERGY, LLC (“OWNER”)
This Amendment Number Two is entered into this 17th day of ~~November~~ December, 2007, by and between Fagen, Inc., a Minnesota Corporation (“Fagen”) and MinnErgy, LLC, a Minnesota Limited Liability Company (“Owner”). Fagen and Owner may be referred to collectively herein as the “Parties”.
In consideration of the mutual promise, covenants, and conditions contained in the LOI, Amendment Number One, and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree that this Amendment Number Two shall amend the LOI and Amendment Number One and that the terms and conditions of this Amendment Number Two shall supersede and replace the terms of the LOI and Amendment Number One as follows:
The parties hereto agree as follows:
1.	The second paragraph of the LOI shall be deleted in its entirety and replaced as follows:
          The parties agree to effect the Transaction subject only to the execution and delivery (in each case in a form satisfactory to Fagen) of a definitive Design-Build Agreement and other ancillary instruments and agreements (the “Transaction Documents”). The Parties agree that Transaction Documents must be executed and delivered by the parties thereto no later than June 21, 2008 (the “Closing Date”) or this LOI will terminate by its terms in accordance with Paragraph 11(a) hereof.
2.	Paragraph 2(b) of the LOI shall be deleted in its entirety and replaced as follows:
(b)	If Owner does not provide Fagen a valid Notice to Proceed prior to June 1, 2008, then the Contract Price shall be adjusted as follows: If the Construction Cost Index published by Engineering News-Record Magazine (“CCI”) for the month in which a Notice to Proceed is given to Fagen is greater than 7879.54 (February 2007), the Contract Price shall be increased by a percentage amount equal to the percentage increase in CCI.
3.	Paragraph 2(c) of the LOI shall be deleted in its entirety and replaced as follows:
Amendment #2 to MinnErgy, LLC LOI

(c)	If Owner does not provide Fagen a valid Notice to Proceed prior to June 1, 2008, then the Contract Price shall be adjusted as follows: In addition to any adjustment provided for in Paragraph 2(b) hereof, and because of rapidly accelerating costs of certain specialty materials required for Plant Construction, Fagen shall also add a surcharge to the Contract Price of one half of one percent (0.50%) for each calendar month that has passed between June 2008 and the month in which a valid Notice to Proceed is given to Fagen. By way of example, if a valid Notice to Proceed is given six months after June 2008 and the CCI has increased two percent (2%) over such period of time, the total adjustment to the Contract Price shall be two percent (2%) in accordance with Paragraph 2(b) plus one half of one percent (0.50%) for each of the six months from June 2008 to the delivery of a valid Notice to Proceed in accordance with this paragraph, for a total adjustment of five percent (5%). In addition to the preceding example, if a valid Notice to Proceed is given one year after June 2008 and the CCI has increased two percent (2%) in accordance with Paragraph (b) plus one half of one percent (0.50%) for each month from June 2008 to the delivery of a valid Notice to Proceed in accordance with this paragraph, for a total adjustment of eight percent (8%).
4.	Paragraph 3(n) of the LOI shall be deleted in its entirety and replaced as follows:
(n)	“Substantial Completion” will be the date on which the Plant construction has been completed to a point that the Plant is ready to grind the first batch of corn for producing ethanol and begin operation for its intended use as a fifty-five (55) MGY dry grind ethanol production facility. No production capacity is guaranteed on the Substantial Completion date, but the Plant is largely completed as of that date.
5.	Paragraph 11 of the LOI shall be deleted in its entirety and replaced as follows:
11.	Termination. This Letter of Intent will terminate on June 21, 2008 unless the basic size and design of the Plant have been determined and mutually agreed upon, a specific site or sites have been determined and mutually agreed upon, and at least 10% of the necessary equity has been raised. This date may be extended upon mutual written agreement of the Parties. Furthermore, unless otherwise agreed to by the Parties, this Letter of Intent will terminate:

(a) At the option of either Fagen or Owner if the Design-Build Agreement is not completed and executed by Closing Date; or

(b) Upon the execution and delivery of the Transaction Documents.
The other provisions of the LOI and Amendment Number One shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Two on the date set forth above.
Amendment #2to MinnErgy, LLC LOI

FAGEN, INC.		MINNERGY, LLC

By	/s/ Ron Fagen	By	/s/ Daniel H. Arnold

Title	President and CEO	Title	/s/ Chairman
Amendment #2to MinnErgy, LLC LOI